Exhibit 10.1
KaloBios Pharmaceuticals, Inc.
1000 Marina Blvd., Suite 250
Brisbane, CA 94005

July 8, 2017

Blackhorse Capital LP
Blackhorse Capital Master Fund Ltd.
Blackhorse Capital Management LLC
c/o Opus Equum, Inc.
P.O. Box 788
Dolores, Colorado 81323

Cheval Holdings, Ltd.
P.O. Box 309G
Ugland House,
Georgetown, Grand Cayman Islands KY1-1104

Nomis Bay LTD
Penboss Building
50 Parliament Street
 Hamilton, Bermuda HM12

Re:	Amendment to Credit and Security Agreement

Ladies and Gentlemen:

Reference is made to the Credit and Security Agreement, dated as of December 21, 2016, as amended by that certain letter amendment dated March 21, 2017 (the “First Amendment” and as so amended and as further amended hereby, collectively, the “Credit Agreement”), by and between KaloBios Pharmaceuticals, Inc.  (the “Borrower”) and Black Horse Capital LP, Black Horse Capital Master Fund  Ltd., Cheval Holdings, Ltd., and Nomis Bay LTD (each a “Lender” and  collectively, the “Lenders”), pursuant to which the Lenders loaned to the Borrower (i) the original principal amount of $3,315,217 and (ii) an additional amount of $5,978,260 pursuant to the First Amendment.  Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

Pursuant to our prior discussions, the Borrower desires to borrow additional amounts from time to time (the “Grid Advances”) of up to an aggregate amount of $5,434,783.00 (the “Maximum Amount”) and the Lenders desire to lend such Grid Advances to the Borrower on the terms and conditions set forth in the Credit Agreement and this letter agreement, which terms shall include an upfront fee equal to eight percent (8%) of each Grid Advance (the “Upfront Fee”) due and payable at the time of each such advance and a commitment fee of five percent (5%) of the aggregate amount of Grid Advances made, after deduction of the Upfront Fee, due and payable on the Maturity Date.

Further Lenders and Borrower hereby agree as follows:

1.          The Borrower may request Grid Advances on a bi-monthly basis from the Lenders up to the Maximum Amount.

2.          No Lender shall be required to fund any Grid Advance in the event that (a) the representations and warranties set forth in the Credit Agreement are not true in all material respects, or (b) any Default or Event of Default has occurred or is continuing, (c) such request, if funded in its entirety, would result in the aggregate principal amount of Grid Advances then outstanding to exceed the Maximum Amount, or (d) if Lender has not approved the bi-monthly budget proposed by Borrower.

3.          Each Lender’s commitment to fund Grid Advances from time to time shall be in the amounts and proportions set forth on Exhibit I, attached hereto.  Each Lender’s proportion of the committed Maximum Amount shall be evidenced by a promissory note in substantially the form attached hereto as Exhibit II (the “Promissory Note”).

4.          The outstanding principal balance of the Grid Advances shall bear interest at the Fixed Rate specified in the Credit Agreement and shall be subject to the Default Interest Rate upon the occurrence of an Event of Default as defined in the Credit Agreement.

5.          Except as specifically provided in this amendment and as the context of this amendment otherwise may require to give effect to the intent and purposes of this amendment, the Credit Agreement shall remain in full force and effect without any other amendments or modifications.

6.          This amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.          This amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

[Signature Page Follows]

Very truly yours,

KALOBIOS PHARMACEUTICALS, INC.

By:	/s/ Cameron Durrant, M.D.
Name:	Cameron Durrant, M.D.
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

BLACK HORSE CAPITAL LP

By:	/s/ Dale Chappell
Name:	Dale Chappell
Title:	Manager of the GP

BLACK HORSE CAPITAL MASTER FUND LTD.

By:	/s/ Dale Chappell
Name:	Dale Chappell
Title:	Director

CHEVAL HOLDINGS, LTD.

By:	/s/ Dale Chappell
Name:	Dale Chappell
Title:	Director

NOMIS BAY LTD

By:	/s/ Peter Poole
Name:	Peter Poole
Title:	Director

Exhibit I

Lender Amounts

Lender	Maximum Amount	Grid Advance Percentages
Nomis Bay LTD	$2,717,391.50	50.00%
Black Horse Capital Master Fund Ltd.	$1,086,956.60	20.00%
Cheval Holdings, Ltd.	$1,164,674.00	21.43%
Black Horse Capital LP	$465,760.90	8.57%
Totals	$5,434,783.00	100%

Exhibit II

Form of Promissory Note

GRID ADVANCE NOTE

 $____________

 ____________, 2017

FOR VALUE RECEIVED, KALOBIOS PHARMACEUTICALS, INC., a Delaware corporation  (“Borrower”), hereby unconditionally promises to pay to the order of  _____________, a _____________ (together with its successors and assigns,  “Lender”) at the office of Lender at ____________________, or at such other place as Lender may from time to time designate in writing to Borrower, in  lawful money of the United States of America and in immediately available funds, the principal sum of up to ________________ and No/100 Dollars ($____________) or, if less, the aggregate unpaid principal amount of the portion of the Grid Advances made by Lender to Borrower under the terms of that certain Credit and Security Agreement, dated as of December 21, 2016 (as amended, restated, supplemented or  otherwise modified from time to time, the “Credit Agreement”), by and among  Borrower, Lender, various other lenders as are, or may from time to time become,  parties thereto as “Lenders” (including without limitation, Lender) and Black  Horse Capital Master Fund Ltd., individually as a Lender, and as administrative  agent (in such capacity and together with its successors and assigns, “Agent”).

All capitalized terms used herein (which are not otherwise specifically defined herein) shall be used in this Grid Advance Note (this “Note”) as defined in the Credit Agreement.

           1.         The outstanding principal balance of the Grid Advances evidenced by this Note shall be due and payable or otherwise satisfied in full on the Termination Date or the Maturity Date in accordance with the terms of the Credit Agreement.

          2.          This Note is issued in accordance with the provisions of the Credit Agreement and is entitled to the benefits and security of the Credit Agreement and the other Financing Documents, and reference is hereby made to the Credit Agreement for a statement of the terms and conditions under which the Grid Advances evidenced hereby were made and are required to be repaid.  In the event of any conflict between the terms of this Note and the terms of the Credit Agreement, the terms of the Credit Agreement shall prevail.

          3.          Borrower promises to pay interest from the date of each Grid Advance made pursuant to this Note until payment in full of the unpaid principal balance of each such Grid Advance evidenced hereby at the per annum rate or rates set forth in the Credit Agreement.  Interest on the unpaid principal balance of each Grid Advance evidenced hereby shall be payable on the dates and in the manner set forth in the Credit Agreement.  Interest as aforesaid shall be calculated in accordance with the terms of the Credit Agreement.

          4.          Upon and after the occurrence and during the continuation of an Event of Default, and as provided in the Credit Agreement, all outstanding Grid Advances evidenced by this Note may be declared, and shall thereupon immediately become, due and payable without presentment, demand, protest, notice, or legal process of any kind whatsoever.

          5.          Payments received in respect of the Grid Advances shall be applied as provided in the Credit Agreement.

          6.          Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by Borrower as provided in the Credit Agreement.

          7.          No waiver by Agent or any Lender of any one or more defaults by the undersigned in the performance of any of its obligations under this Note shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature, or as a waiver of any obligation of Borrower to any other Lender under the Credit Agreement.

          8.          No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrower, the Required Lenders and any other Lender under the Credit Agreement to the extent required under Section 10.15 of the Credit Agreement.  No failure or delay on the part of any Lender in exercising any right, power, or remedy under this Note (including, without limitation, the right to declare this Note due and payable) shall operate as a waiver of such right, power, or remedy.

          9.          THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

          10.          Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          11.          Whenever in this Note reference is made to Agent, Lenders or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns.  The provisions of this Note shall be binding upon Borrower and its successors and assigns except that Borrower may not assign any of its rights or delegate any of its obligations under this Note without the prior written consent of Lenders.  This Note shall inure to the benefit of Lender and its successors and assigns.

          12.          In addition to and without limitation of any of the foregoing, this Note shall be deemed to be a Financing Document and shall otherwise be subject to all of the general terms and conditions contained in Article 11 of the Credit Agreement, mutatis mutandis.

 [SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Note constitutes an agreement executed under seal, the undersigned has executed this Note under seal as of the day and year first hereinabove set forth.

BORROWER:
KALOBIOS PHARMACEUTICALS, INC.

By:
Name:	Dr. Cameron Durrant
Title:	Chairman and Chief Executive Officer

Address for Borrower:	1000 Marina Blvd #250
Brisbane, CA 94005-1878
Attn:  Dr. Cameron Durrant
Facsimile:
E-Mail:  camerondurrant@yahoo.com